UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2020

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 23, 2020, Choice Hotels International, Inc. (the “Company”) issued a press release announcing the early tender results and an increase in the maximum aggregate tender amount from $180,000,000 to $183,429,000 for its previously announced cash tender offer (the “Offer”) to purchase $180,000,000 of its 5.750% Senior Notes due 2022 (the “Notes”). The terms and conditions of the Offer are set forth in the offer to purchase, dated July 9, 2020.

As of 5:00 p.m., New York City Time, on July 22, 2020 (such date and time, the “Early Tender Time”), $183,429,000 aggregate principal amount of the Notes had been validly tendered and not validly withdrawn in the Offer. Since the Offer for the Notes was fully subscribed as of the Early Tender Time, the Company will not accept for purchase any Notes validly tendered after the Early Tender Time. The Offer will expire at 12:00 midnight, New York City Time, at the end of August 5, 2020, unless earlier terminated.

On July 23, 2020, the Company also issued a press release announcing the pricing terms of its previously announced Offer and its acceptance of all Notes validly tendered and not validly withdrawn prior to the Early Tender Time.

The announcements related to the Offer are neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Offer is being made solely by means of the offer to purchase that the Company distributed to holders of the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Press Release, dated July 23, 2020

99.2	Press Release, dated July 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: July 23, 2020	/s/ Dominic E. Dragisich
Dominic E. Dragisich
Chief Financial Officer